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                                  EXHIBIT 10.3

                 LUMINEX LIGHTING, INC. BONUS COMPENSATION PLAN

                   FOR CHARLES BOULOS, DATED DECEMBER 15, 1996



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December 15, 1996

LUMINEX LIGHTING, INC.
BONUS COMPENSATION PLAN


This letter sets forth the terms and conditions of the Bonus Compensation Plan agreed upon by Mr. Charles Boulos ("Employee") and Luminex Lighting, Inc., a California corporation ("Company").

1. COMPENSATION

           As compensation and consideration for all Services provided by Employee during his term, Company agrees to pay to Employee the compensation set forth below.

           1.1 ANNUAL BONUS COMPENSATION. Employee shall receive bonus compensation with respect to each fiscal year in a range between half percent (0.5%) and one percent (1%), not to exceed (1%) of gross annual sales. Actual percentage for bonus compensation will be determined by the Board of Directors at the annual meeting. It shall be no less than 0.5% and no more than 1%. Gross Annual Sales shall be based on the year-end financial statement as prepared by the Company's independent Certified Public Accountants. The bonus compensation payable to Employee under this paragraph 1.1 shall be paid within (90) days following the end of such fiscal year.

Please confirm agreement to the foregoing by signing below where indicated. Effective as of January 1, 1997.


AGREED TO AND ACCEPTED this 1 day of January, 1997

EMPLOYEE:     /s/ Charles Boulos                    /s/ Wasif Siddiqui
         ----------------------------         ----------------------------------
             CHARLES BOULUS                         WASIF SIDDIQUI
             LUMINEX LIGHTING, INC.                 LUMINEX LIGHTING, INC.